[TEREX LOGO]


                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information contact: Tom Gelston, Director - Investor Relations
(203)222-5943

                   FINANCIAL STATEMENT AND BANK WAIVER UPDATE

     WESTPORT, CT, October 17, 2005 -- Terex Corporation (NYSE: TEX) announced today that it has obtained a waiver from its senior bank lending group that allows the Company until February 15, 2006 to provide its lenders with its financial information for the year ended December 31, 2004, as well as the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

     In addition, the Waiver and Amendment allows Terex the flexibility to expend up to an additional $235,000,000 to repurchase, redeem, prepay or otherwise acquire for value indebtedness incurred by Terex other than through the Facility. This is in addition to other existing provisions in the Facility that allow Terex to repurchase or otherwise acquire indebtedness outside of the Facility, including a provision allowing Terex to repurchase up to $200,000,000 of its 10 3/8% senior subordinated notes on or after April 1, 2006. This additional amount will be available if, at such time, and after giving effect to such payment and to certain other payments, Terex satisfies certain conditions including a leverage ratio test.

Safe Harbor Statement

     The press release contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others:
Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's ability to file its periodic reports with the SEC on a timely basis; Terex's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the previously announced review by Terex of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

         Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5 billion. Terex operates in five business segments:
Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

                                       ###

                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com